UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
December 15, 2005
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49616 (Commission File Number)	88-0488686 (IRS Employer Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California (Address of principal executive offices)		92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement..
Senior Management Salary Compensation and Bonuses
     On December 15, 2005, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”), upon recommendation of the Board’s Compensation Committee (the “Committee”), approved bonuses for the Company’s senior management for 2005. The Board also approved, upon the Committee’s recommendation, the annual base salaries of the Company’s senior management for 2006. The following table sets forth the 2005 bonus amounts for senior management as well as the annual base salary levels for 2006:

	2005		2006
	Bonus		Base Salary
Jonathan E. Lim (President and Chief Executive Officer)	$70,000		$300,000
Richard Yocum (Vice President-Clinical Development)	$37,500	(1)	$240,000
Gregory I. Frost (Chief Scientific Officer)	$50,000		$210,000
Don A. Kennard (Vice President-Regulatory Affairs)	$50,000		$200,000
David A. Ramsay (Chief Financial Officer)	$50,000		$180,000

(1)	Richard Yocum joined the company mid-year and this bonus amount is prorated based on months of service provided in 2005.
     In determining specific bonus amounts for 2005, the Board evaluated a number of criteria related to the Company’s operational, clinical and financial performance in 2005.
Additional Senior Management Compensation Arrangements
     In addition to base salary levels, the Committee reviewed cash bonus and equity compensation recommendations provided by senior management. The Committee requested additional information relating to these recommendations and expects to make a determination on the 2006 cash bonus and equity compensation parameters for senior management at a future meeting.
Item 8.01. Other Events.
     On December 21, 2005, the Company announced that Kenneth J. Kelley, a member of the Company’s Board since May 2004, has been named Chairman of the Board. The press release, dated December 21, 2005, announcing this appointment, is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
No.	Description
99.1	Press Release dated December 21, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
December 21, 2005	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer